EXHIBIT 99.3

News Release

FOR IMMEDIATE RELEASE

Contact: Kevin Kelley, (626) 302-1033

www.edisonnews.com

Edison International to Host an Analyst Conference

ROSEMEAD, Calif., Oct. 8, 2004 -- Edison International will be hosting an Analyst Conference on Wednesday, October 13 to update the financial community on Edison International’s strategic business outlook. Attendance at the 2004 Analyst Conference is limited to financial analysts and investors. Edison International plans to file a report on Form 8-K at the time of the meeting containing the material new information that will be presented during the meeting.

The conference will be held from 8:00 a.m. - 11:00 a.m. at The Metropolitan Club in New York City, One East 60th Street. Contact Jo Ann Newton at (626) 302-2515 or Nanette Leoni at (626) 302-3680 if you have any questions

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Based in Rosemead, Calif., Edison International is the parent company of Southern California Edison, Edison Mission Energy, and Edison Capital.